SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )


Filed by the Registrant                       X
Filed by a Party other than  the Registrant

Check the appropriate box:


          Preliminary Proxy Statement
--------
          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
--------
     X    Definitive Proxy Statement
--------
          Definitive Additional Materials
--------
          Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
--------


                                    PSC Inc.
                -----------------------------------------------
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  X       No fee required
-------
         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)    Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------


         4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         5) Total fee paid:

         ---------------------------------------------------------------------

         Fee paid previously with preliminary materials.
-------

         Check box if any part of the fee is offset as provided by Exchange ------- Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount previously paid:
                                         -------------------------------------
         2)       Form, Schedule or Registration Statement No.
                                                              ---------------
         3)       Filing party:
                              -----------------------------------------------
         4)       Date filed:
                             ------------------------------------------------

                                    PSC Inc.
                                 675 BASKET ROAD
                             WEBSTER, NEW YORK 14580

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   To Be Held
                                   May 7, 1998


TO THE SHAREHOLDERS OF PSC Inc.:

         The annual meeting of shareholders of PSC Inc. (the "Company") will be held on Thursday, May 7, 1998 at 9:00 a.m. at the Strong Museum, One Manhattan Square, Rochester, New York (the "Annual Meeting") for the following purposes:

         1. To elect four (4) directors (three (3) to be elected by the holders of all classes of voting securities and one (1) to be elected by the holders of Series A Convertible Preferred Shares), each to serve a three-year term.

         2. To consider and act upon a proposal to amend the Company's 1995 Employee Stock Purchase Plan to increase the number of Common Shares reserved for issuance thereunder from 250,000 shares to 600,000 shares.

         3. To consider and act upon a proposal to adopt a Compensation Plan for Non-Employee Directors.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 23, 1998 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

         SHAREHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                              By Order of the Board of Directors

                              MARTIN S. WEINGARTEN
                              Secretary

Dated:  March 27, 1998
        Rochester, New York

                                    PSC Inc.
                                 675 Basket Road
                             Webster, New York 14580

                                 PROXY STATEMENT

                               GENERAL INFORMATION


         This Proxy Statement is furnished to shareholders of PSC Inc. (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of shareholders to be held on Thursday, May 7, 1998 at the Strong Museum, One Manhattan Square, Rochester, New York, at 9:00 a.m., Eastern Daylight Time, and at any adjournments thereof (the "Annual Meeting").

         The principal executive offices of the Company are located at 675 Basket Road, Webster, New York 14580, and the Company's telephone number is
(716) 265-1600. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is March 27, 1998.

Voting Securities

         Only shareholders of record at the close of business on March 23, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote at the Annual Meeting 11,575,894 common shares of the Company, par value $.01 per share (the "Common Shares"), and 110,000 shares of the Company's Series A Convertible Preferred Shares, par value $.01 per share (the "Series A Preferred Shares"). (The Common Shares and the Series A Preferred Shares are sometimes collectively referred to below as "Voting
Shares".) Each holder of Common Shares is entitled to cast one vote for each share held of record at the close of business on the Record Date on each matter submitted to a vote at the Annual Meeting, except with respect to the election of one of the four directors. The holders of the Series A Preferred Shares have the right to one vote for each Common Share into which such Series A Preferred Shares can be converted and are entitled to vote, together with holders of Common Shares, with respect to any matter upon which holders of Common Shares have the right to vote. In addition, the holders of the Series A Preferred Shares have the sole right to elect one director. As of the Record Date, the outstanding Series A Preferred Shares were convertible into 1,375,000 Common Shares. Accordingly, the Voting Shares outstanding on the Record Date represent an aggregate of 12,950,894 votes; the holders of Common Shares having 89.38% of the votes entitled to be cast and the holders of Series A Preferred Shares having 10.62 % of the votes entitled to be cast. A quorum consists of a majority of the votes entitled to be cast, or 6,475,448 votes.

         Under the law of New York, the Company's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Usually, this occurs where brokers have not received instructions from clients, in which case brokers are permitted to vote on "routine" matters but not on non-routine matters. The missing votes on non-routine matters are broker non-votes.

         Unless contrary instructions are indicated on the Proxy, all Common Shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees named in the Proxy, FOR the proposal to amend the Company's Employee Stock Purchase Plan and FOR the proposal to approve the Compensation Plan for Non-Employee Directors. Any shareholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, 675 Basket Road, Webster, New York 14580, or by voting in person at the Annual Meeting. If a shareholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

         The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

Proxy Solicitation

         The entire cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies, personally or by telephone, telegram or cable. The Company may also request brokers, banks, nominees, custodians, fiduciaries and others to forward soliciting material to the beneficial owners of the Company's Common Shares and will reimburse such persons for reasonable expenses incurred in forwarding such materials.

Proxy Statement Proposals

         At the annual meeting each year, the Board of Directors submits to shareholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the shareholders for action at the annual meeting.

         Shareholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the shareholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1999 proxy material, a shareholder's proposal must be received not later than December 1, 1998 at the principal office of the Company, 675 Basket Road, Webster, New York 14580.

         In addition, the Company's Bylaws provide that in order for business to be brought before an annual meeting of shareholders, a shareholder must deliver written notice to the Secretary of the Company not less than 90 days prior to the date of the meeting. The notice must set forth the shareholder's name, address and number of shares of Company stock held, a representation that the shareholder intends to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest of the shareholder in the proposal and such other information regarding the proposal as would be required to be included in a proxy statement. No such notice has been received by the Company for the 1998 Annual Meeting.

         The Bylaws also provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered not less than 90 days before the date of a meeting of shareholders. The notice must set forth the name and address and number of shares of Company stock owned by the shareholder, the name and address of the person to be nominated, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such shareholder, the business address and experience during the past five years of the nominee, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company, if elected. No such notice has been received by the Company for the 1998 Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth below is information regarding beneficial ownership of any class of the Company's Voting Shares as of March 1, 1998 by (i) each entity or person known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's Voting Shares, (ii) each of the Company's directors, (iii) each of the Company's current executive officers named in the Summary Compensation Table, and (iv) all directors and current executive officers of the Company as a group. The information as to each person has been furnished by such person and entity, and, except as noted, each person and entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

                                             Certain Beneficial Owners


                                                                        Common Shares         Percent of Common
                                                                        Beneficially Owned    Shares Beneficially
                                         Shares of      Percent of      Assuming Conversion   Owned Assuming
                                         Class          Class           of Series A           Conversion of Series
Name and Address             Title of    Beneficially   Beneficially    Preferred Shares      A Preferred Shares
of Beneficial Owner          Class       Owned          Owned           and Warrant           and Warrant

Dr. Romano Volta (1)         Series A       110,000     100%            1,980,000             15.24%
Hydra S.p.A.                 Preferred
Via Massino D'Azeglio 57     Shares
40123 Bologna, Italy

L. Michael Hone (2)          Common        1,182,805   9.54%            1,182,805             9.54%
502 Brookside Drive          Shares
Andover, MA 01810

Spectra-Physics Holdings     Common         977,135    8.54%             977,135              8.54%
USA, Inc. (3)                Shares
108 Webster Bldg.
3411 Silverside Road
Wilmington, DE 19810

Martindale Andres &          Common         587,050    5.13%             587,050              5.13%
Company, Inc. (4)            Shares
200 Four Falls Corporate
Center, Suite 200
West Conshohocken, PA 19428


----------------------------

(1) Hydra Investissements S.A. ("Hydra Investissements"), a Luxembourg corporation, is the record owner of 110,000 Series A Preferred Shares and a warrant ("Warrant") to purchase 180,000 Common Shares. The Series A Preferred Shares are convertible into Common Shares at the rate of one Series A Preferred Share for 12.5 Common Shares (subject to adjustment in certain circumstances). As adjusted to reflect the conversion, Hydra Investissements owns beneficially 1,375,000 Common Shares. The Warrant is currently exercisable and accordingly Hydra Investissements owns beneficially 180,000 Common Shares. On its Schedule 13D dated September 22, 1997, filed with the Securities and Exchange Commission, Hydra Investissements reported that it has shared voting and dispositive power with respect to all of the 1,555,000 Common Shares beneficially owned by it. Dr. Volta directly owns 425,000 Common Shares with sole voting and dispositive power and may be deemed to be beneficial owner, with shared voting and dispositive power, of the 1,555,000 Common Shares beneficially owned by Hydra Investissements by reason of the ownership by Hydra S.p.A. ("Hydra") of 100% of the capital stock of Hydra Investissements and the ownership by Dr. Volta of 50% of the capital stock of Hydra.

(2) Includes 957,226 shares subject to stock options held by Mr. Hone that are currently exercisable.

(3) On July 12, 1996, Spectra-Physics, Inc. ("SPI") received 977,135 Common Shares of the Company as part of the consideration for the sale to the Company of the stock of Spectra-Physics Scanning Systems, Inc. ("Spectra") and certain other assets owned by SPI and certain of its affiliated entities. On its
Schedule 13D/A dated September 17, 1997, filed with the Securities and Exchange Commission, SPI reported that it transferred all 977,135 shares to Spectra-Physics Holdings USA, Inc. ("SPHUI") on August 29, 1997. SPHUI holds 100% interest in SPI.

(4) Martindale Andres & Company, Inc. ("MA") is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is a wholly-owned subsidiary of Keystone Financial, Inc. On its Schedule 13G dated February 9, 1998, filed with the Securities and Exchange Commission, MA reported that it has the sole voting power with respect to 587,050 shares and the sole dispositive power with respect to all of such shares and that all of such shares are held in advisory accounts of MA. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares.

                        Directors and Executive Officers

                                                 Common Shares        Percent
Name of Beneficial                                Beneficially      Beneficially
     Owner                                          Owned              Owned
------------------                               -------------      ------------
Jay M. Eastman* .............................         141,163(1)(2)    1.22%
Robert S. Ehrlich* ..........................         344,500(1)(3)    2.97%
James W. Henry* .............................         222,973(1)(4)   1.95%
Donald K. Hess* .............................          31,619(1)          +
Thomas J. Morgan* ...........................           5,849(1)          +
James C. O'Shea* ............................          21,241(1)          +
Jack E. Rosenfeld* ..........................          35,108(1)(5)       +
Justin L. Vigdor* ...........................          13,749(1)          +
Romano Volta* ...............................       1,980,000(6)      15.24%
Robert C. Strandberg ........................          67,884(1)          +
Cecil F. Bowes ..............................          38,004(1)          +
William L. Parnell, Jr ......................          41,769(1)          +
Brad R. Reddersen ...........................          30,967(1)          +
William J. Woodard ..........................          92,325(1)          +
All directors and current
executive officers  as a group
including those named above
(23 persons) ................................       3,093,617(6)(7)   22.82%

* Member of the Board of Directors of the Company
+ Less than 1%

(1) Includes the following Common Shares subject to acquisition by the exercise of stock options which are, or within 60 days after March 1, 1998 will be, exercisable and are therefore deemed under Securities and Exchange Commission regulations to be beneficially owned: Messrs. Henry, Hess, O'Shea, Rosenfeld and Vigdor, 9,749 shares each; Mr. Ehrlich, 139,500 shares; Dr. Eastman, 101,203 shares; Mr. Bowes, 35,833 shares; Messrs. Parnell and Reddersen, 28,750 shares each; Mr. Strandberg, 67,884 shares; Mr. Woodard, 89,730 shares; Mr. Morgan, 3,249 shares.

(2) Includes 3,121 shares held by Dr. Eastman's wife, 16,005 shares held by his wife as custodian for their minor children and 3,465 shares held by his children.

(3) Includes  15,000 shares held by Ehrlich & Co.,  80,000 shares held in the R.
S. Ehrlich & Co. Pension Plan Trust (the pension plan for Ehrlich & Co.) and 50,000 shares held by Red Lion Enterprises, Inc. Mr. Ehrlich is the senior partner in Ehrlich & Co. and may be deemed to be in control of that partnership. Red Lion Enterprises, Inc. is a corporation wholly-owned by Mr. Ehrlich and his wife. Accordingly, Mr. Ehrlich may be deemed to beneficially own the shares owned by Ehrlich & Co., by the R. S. Ehrlich & Co. Pension Plan Trust, and by Red Lion Enterprises, Inc.

(4) Includes 68,999 shares held by Pacific Risk Management, Inc., 105,000 shares held by Pacific Risk Management, Inc. Pension Plan and Trust and 36,666 shares held by Mr. Henry's wife. Mr. Henry is President of Pacific Risk Management, Inc. and may be deemed to be in control of that corporation. Accordingly, he may be deemed to beneficially own the shares owned by Pacific Risk Management, Inc. and by Pacific Risk Management, Inc.
Pension Plan and Trust.

(5) Includes 10,000 shares held by Solana Inc. (Pension Plan), a corporation wholly-owned by Mr. Rosenfeld and his wife. Accordingly, Mr. Rosenfeld may be deemed to beneficially own the shares owned by Solana Inc.

(6) See Footnote (1) on page 5.

(7) Includes 561,865 shares subject to acquisition by the exercise of stock options which are, or within 60 days after March 1, 1998 will be, exercisable.

                              ELECTION OF DIRECTORS
                                 (Proxy Item 1)

         The Company's  Restated  Certificate  of  Incorporation  provides for a
Board of Directors to serve in three classes having staggered terms of three years each. At present, there are nine directors, eight of whom have been elected by the holders of the Common Shares and one of whom has been elected by the holders of the Series A Preferred Shares. Under the Company's Restated Certificate of Incorporation, as amended, so long as Hydra Investissements S.A. holds at least 27,500 Series A Preferred Shares, the holders of Series A Preferred Shares have the exclusive right, voting separately as a class, to elect one director (the "Series A Director") and are entitled to vote together with the holders of the Common Shares as a single class in the election of the other directors. Three directors (one of whom is the Series A Director) have terms of office expiring at the 1998 Annual Meeting; three directors have terms of office expiring at the 1999 Annual Meeting; and three directors have terms of office expiring at the 2000 Annual Meeting.

         Pursuant to a resolution adopted by the Board of Directors, the size of the Board has been increased from nine persons to ten persons.

         At this Annual Meeting, four persons will be nominated to serve until the Annual Meeting in 2001. The four nominees are: Robert S. Ehrlich, Jack E. Rosenfeld, Robert C. Strandberg and Dr. Romano Volta, the Series A Director. Messrs. Ehrlich and Rosenfeld and Dr. Volta are incumbent directors; Mr. Strandberg, the Company's President and Chief Executive Officer, will be standing for election for the first time. Only the holders of Series A Preferred Shares will be able to vote with respect to the election of Dr. Volta. The holders of Common Shares and Series A Preferred Shares, voting together as a class, are entitled to vote with respect to the election of the other three nominees standing for election.

         If one or more of the nominees to be elected by the holders of Voting Shares becomes unable or unwilling to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominee(s) and for any substitute nominee(s) designated by the Board of Directors. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

         For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast.

         The Board of Directors unanimously recommends that shareholders vote FOR the nominees named below.

Information Concerning Nominees for Directors and other Incumbent Members of the Board of Directors

         Certain biographical and other information about the nominees for election as directors and the directors continuing in office is presented below.

Nominees for directors to be elected by holders of Voting Shares for a three-year term expiring in 2001:

         Robert S. Ehrlich, age 60, has served as a director of the Company since 1983 and has been Chairman of the Board of Directors since April 1997. He was Vice Chairman of the Board of Directors from February 1997 until April 1997. He was also Chairman of the Board of Directors from December 1987 until July 1992. From January 1995 until December 1996, Mr. Ehrlich was engaged to provide consulting services to the Company. From August 1991 until December 1994, Mr. Ehrlich was employed by the Company as a senior management executive. Mr. Ehrlich has been Chairman of the Board of Electric Fuel Corporation ("EFC") since January 1993 and Chief Financial Officer of EFC since May 1991. EFC is an Israel-based company engaged in the research, development and commercialization of a powering system for electric vehicles based on a mechanically rechargeable zinc air battery system.

         Jack E. Rosenfeld, age 59, has served as a director of the Company since 1989. He was President and Chief Executive Officer of Hanover Direct, Inc. (formerly Horn & Hardart Co.) from September 1990 until January 1996 and President and Chief Executive Officer of its direct marketing subsidiary from May 1988 until January 1996. Mr. Rosenfeld continues to serve with Hanover Direct, Inc. as a Senior Board Advisor. He is also a director of EFC.

         Robert C. Strandberg, age 40, is being nominated to the Board for the first time. Mr. Strandberg has served as the President and Chief Executive Officer of the Company since April 1997 and as Executive Vice President from November 1996 until April 1997. Between 1991 and 1996, Mr. Strandberg was Chairman of the Board of Directors, President and Chief Executive Officer of Datamax International Corporation ("Datamax"), Orlando, Florida. Datamax designs and manufactures thermal bar code printers. Mr. Strandberg is also a director of Sawtek, Inc., Orlando, Florida, a manufacturer of surface acoustical filters for cellular phones.

Nominee for director to be elected by holders of Series A Preferred Shares for a three-year term expiring in 2001:

         Dr. Romano Volta, age 60, has served as a director of the Company since September 1997. Dr. Volta is President of the Board of Directors of Hydra S.p.A., an Italian corporation, which is an industrial and real estate holding corporation. He is also the founder and President of Datalogic S.p.A., an Italian corporation, which manufactures auto identification and data collection systems. Dr. Volta is a member of the Board of Directors of several Italian banks.

Directors whose terms expire in 1999:

         Dr. Jay M. Eastman, age 49, has served as a director of the Company since April 1996. He also served as Senior Vice President, Strategic Planning from December 1995 until October 1997 and as Executive Vice President of the Company from December 1987 until December 1995. Dr. Eastman is President, Chief Executive Officer and major shareholder of Lucid Technologies, Inc. ("Lucid"), Rochester, New York, a corporation he founded in November 1991. Lucid designs and manufactures custom electro-optical instrumentation for application in fields such as desktop publishing and medical diagnosis. Dr. Eastman holds Ph.D. and Bachelor degrees in Optics from the University of Rochester and is an inventor on 18 United States patents owned by the Company. Dr. Eastman is also a director of EFC and Centennial Technologies, Inc., Wilmington, Massachusetts, a manufacturer of PC card-based solutions to original equipment manufacturers.

         James W. Henry, age 46, has served as a director of the Company since 1989. He has been President of Pacific Risk Management, Inc., San Francisco, California, a securities trading company, since April 1977.

         Thomas J. Morgan, age 62, has served as a director of the Company since April 1996. Mr. Morgan was the President and Chief Executive Officer from October 1984 until January 1993 and Chairman of the Board from January 1993 until January 1995 of Verax Systems, Inc., Rochester, New York, a manufacturer of data collection and specialized software for statistical process control. Mr. Morgan is also a director of In Touch Massage Center, Inc., Seal Beach, California, a women's fitness studio.

Directors whose terms expire in 2000:

         Donald K. Hess, age 67, has served as a director of the Company since 1987. From 1975 until his retirement in December 1995, Mr. Hess was Vice President of the University of Rochester, Rochester, New York. He currently continues his association with the University of Rochester on a part-time basis as Vice President Emeritus. Mr. Hess is also a director of Collegescope, Inc., Waltham, Massachusetts, a developer of college and university software for student admissions and financial aid programs.

         James C. O'Shea, age 52, has served as a director of the Company since 1989. He has been Chairman of the Board and Chief Executive Officer of Bioject Inc., a medical device manufacturer of needle-free injection systems in Portland, Oregon, since April 1995. Prior thereto, he was President of Biopure Corporation, a biomedical manufacturer in Boston, Massachusetts, from January 1989 until April 1995.

         Justin L. Vigdor, age 68, has served as a director of the Company since 1989. He has been an attorney since 1951 and is a partner in the law firm of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, Rochester, New York, counsel to the Company. He is also a director of IEC Electronics Corp., Newark, New York, an independent contract manufacturer of complex printed circuit board assemblies and electronic products and systems.

Information Regarding the Board and its Committees

         The Board of Directors has the responsibility for establishing broad corporate policies and for overseeing the overall performance of the Company and its subsidiaries and appoints the corporate officers of the Company who are responsible for conducting business on a day-to-day basis. In 1997, the Board of Directors held seven meetings.

         To assist in the discharge of its responsibilities, the Board of Directors has established four standing committees: an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee.

         The Audit Committee has the responsibility for recommending the appointment of the Company's outside auditors, reviewing the scope and results of audits, and reviewing internal accounting controls and systems. These reviews include meetings with the independent auditors and representatives of management, as well as separate and private meetings with the independent auditors to ensure that the scope of their activities had not been restricted and that adequate responses to their recommendations had been received. In addition, the Audit Committee reviews the estimated fees and types of non-audit services to be rendered to the Company by the independent accountants for the coming year. The Audit Committee also monitors compliance with the Company's Code of Conduct, its conflict of interest policy and its policy concerning trading in the Company's securities and it reviews senior level accounting, auditing and financial personnel performance and succession planning. The minutes of the Audit Committee meetings as well as all of the recommendations of the Audit Committee are submitted to the full Board of Directors. The Audit Committee, currently consisting of Messrs. Morgan (Chairman), Hess, Henry and Vigdor, held three meetings in 1997.

         The Executive Committee is authorized to exercise the powers of the Board of Directors in the interval between regular meetings of the Board and serves as the investment committee of the Board. The Executive Committee, currently consisting of Messrs. Rosenfeld (Chairman), Ehrlich, Morgan and O'Shea, held five meetings in 1997.

         The Compensation Committee reviews and approves the Company's compensation philosophy covering executive officers and other key management employees, reviews the competitiveness of the Company's total compensation practices, reviews and approves the terms and conditions of proposed incentive plans applicable to executive officers and other key employees, approves and administers the Company's 1987 and 1994 Stock Option Plans and any other stock option plan of the Company, approves and administers the Company's 1995 Employee Stock Purchase Plan, reviews and makes recommendations with respect to management compensation, including salaries and bonus awards, examines the impact and effect of various benefits and incentive plans and reviews and recommends changes or amendments to such programs to the Board, and reviews and approves special hiring and severance arrangements with executive officers. The Compensation Committee, currently consisting of Messrs. O'Shea (Chairman), Morgan, Rosenfeld, and Volta, held five meetings during 1997 and took action by unanimous written consent in lieu of a special meeting five times.

         The Nominating Committee considers and recommends individuals to be proposed for election as directors at the annual meeting of shareholders and to fill vacancies existing on the Board. The Company's Bylaws include provisions setting forth specific conditions under which persons may be nominated as directors of the Company at an annual meeting of shareholders. See "GENERAL INFORMATION - Proxy Statement Proposals." The Nominating Committee, currently consisting of Messrs. Ehrlich (Chairman), O'Shea and Rosenfeld, did not meet during 1997.

         Each director attended 75% or more of the meetings held by the Board of Directors and the committees on which the director served.

Compensation of Directors

         For the period January 1, 1997 to July 14, 1997, each non-employee director was paid $400 for each Board and Committee meeting attended by him, except that no more than $400 was paid if more than one meeting occurred on the same day. In addition, each non-employee director received a retainer at the annual rate of $7,500.

         Effective July 15, 1997, each non-employee director is paid $500 for each Board and Committee meeting attended by him, except that no more than $500 is paid if more than one meeting occurs on the same day. In addition, each non-employee director receives a retainer at the annual rate of $12,500 payable in four equal installments on the last day of each calendar quarter.

         For 1997, an aggregate of $159,979 in retainer and meeting fees was paid to eight non-employee directors. Each non-employee director is also reimbursed the reasonable expenses incurred in attending the meeting. During 1997, the non-employee director compensation described above was not paid to Mr. Ehrlich. Drs. Eastman and Volta became eligible to receive compensation as non-employee directors in October 1997.

         Under the Company's current plan for Deferral of Directors' Fees (the "Deferral Plan"), each director who is not an employee of the Company may elect each year to defer all or part of his director's fees by filing an irrevocable election with the Company before the beginning of the year or such shorter period for which the election may be effective. Each participating director will have the deferred compensation credited to an account that will also be credited with an assumed interest at an annual rate that is equal to the prime interest rate of the Company's senior institutional lender. The amount in each participating director's account, including the accrued assumed interest, will be paid in accordance with the payment option selected by the participating director at the time the irrevocable election is made. Under the Deferral Plan, a participating director may elect to receive either lump sum or installment payments (not exceeding ten installments). During 1997, no directors participated in the Deferral Plan and no assumed interest was accrued.

         On February 4, 1998, the Board of Directors approved the PSC Inc. Compensation Plan for Non-Employee Directors, subject to the approval of the shareholders at this Annual Meeting. According to the provisions of the proposed Plan, non-employee directors will have the opportunity to receive payment of their compensation either in cash or in Common Shares and either currently or on a deferred basis. A description of the provisions of the Plan is contained in the section entitled "PROPOSAL TO ADOPT THE DIRECTOR COMPENSATION PLAN." Upon the approval of this Plan by the shareholders, the Deferral Plan described in the preceding paragraph will be terminated.

         The Company's 1987 Stock Option Plan (the "1987 Plan") and the Company's 1994 Stock Option Plan (the "1994 Plan") each provides for automatic grants of stock options on the date of the annual meeting of shareholders to each member of the Board of Directors who is not also an employee or consultant of the Company. On the date of the 1997 Annual Meeting of Shareholders, NEDSOs to purchase an aggregate of 6,500 shares were granted to each non-employee director at a purchase price of $6.75 per share, the fair market value on the date of the grant. Said NEDSOs are exercisable in two equal installments on May 6, 1998 and May 6, 1999 and terminate on May 6, 2002. No NEDSOs were granted to Messrs. Ehrlich and Eastman in 1997.

         Mr. Ehrlich, who had been elected Vice Chairman of the Board in February 1997, was elected Chairman of the Board in April 1997. In order to determine the appropriate compensation package for Mr. Ehrlich, the Board utilized the services of an independent compensation consultant and on June 2, 1997 approved a one-year compensation agreement which, in the opinion of the consultant, was consistent with market practices. Pursuant to that agreement, for all services rendered to the Company as Chairman of the Board and as a consultant in such areas as strategic planning, corporate development, mergers and acquisitions and development of overseas markets, Mr. Ehrlich will receive compensation at the annual rate of $75,000. In 1997, Mr. Ehrlich received an aggregate of $66,250. The agreement with Mr. Ehrlich also contains a covenant not to compete. The agreement also provided for a grant, as of the date of the agreement, of performance-based options to purchase 35,000 Common Shares. The purchase price was $6.50 per share, the fair market value on the date of the grant. These options vest as follows: 3,889 on June 2, 1998, 7,777 on June 2, 1999, 11,667 on June 2, 2000, 7,778 on June 2, 2001 and 3,889 on June 2, 2002.
Notwithstanding that the installments of the options may earlier vest, options for the first 11,667 shares may not be exercised unless and until the trading price of the Company's Common Shares equals or exceeds $10.50 per share for seven consecutive trading days; the options for the second 11,666 shares may not be exercised unless and until the trading price of the Company's Common Shares equals or exceeds $13.50 per share for seven consecutive trading days; and the options for the last 11,667 shares may not be exercised unless and until the trading price of the Company's Common Shares equals or exceeds $16.50 per share for seven consecutive trading days. If the trading price does not reach the specified performance goals, the options will nevertheless be fully exercisable after March 1, 2003.

         As compensation for significant past services rendered to the Company as a consultant in the integration of the Company and Spectra, options to purchase 50,000 shares were granted to Mr. Ehrlich on June 2, 1997. The purchase price was $6.50 per share, the fair market value of the Company's Common Shares on the date of the grant. These options were immediately vested and exercisable and expire on June 1, 2003.

         On April 20, 1997, a Special Committee of the Board, consisting of Messrs. Ehrlich (Chairman), Hess, Morgan, O'Shea and Rosenfeld was appointed to review the Company's senior management structure, its strategic direction and its assimilation and integration of the business and cultures of PSC and Spectra. The Special Committee met with various officers and managers of the Company, reviewed and analyzed written and oral data and otherwise conducted such investigation as it deemed appropriate. In addition, the members of the Special Committee held several meetings and phone conferences among themselves. The Board of Directors deemed it appropriate to pay each member of the Special Committee, except Mr. Ehrlich, $15,000 to compensate them for their special services.

Directors' and Officers' Liability Insurance Policy

         The Company has an insurance policy for $15,000,000 effective until January 20, 2000, which protects its officers and directors against losses which certain persons may incur because of their acts or omissions as officers or directors. The policy is underwritten by National Union Fire Insurance Company at an aggregate premium of $345,000 for the two-year period.

                         EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

         Set forth below is information concerning the cash and non-cash compensation for services in all capacities to the Company for the fiscal years 1997, 1996 and 1995 received by (i) the Chief Executive Officer and (ii) the four other most highly paid executive officers in the employ of the Company at December 31, 1997 (the individuals in (i) and (ii), collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                                                          Long-Term
                                                                                        Compensation
                                                                                        ------------
                                                        Annual Compensation                Awards
                                              -----------------------------------------
                                                                         Other Annual    Securities        All Other
                                                                         Compensation    Underlying     Compensation
    Name & Principal Position        Year     Salary($)    Bonus($)(1)       ($)(2)      Options(#)          ($)(3)
    --------------------------       ----     ---------    -----------   -----------     ----------         -------

    Robert C. Strandberg (4)         1997     $80,460(5)       ---          $64,345        298,846           ---
      President and Chief Executive  1996       $21,346        ---             $777        50,000            ---
      Officer

    William J. Woodard               1997      $160,000         --          $26,710        30,000          $3,139
      Vice President, Chief          1996      $136,606      $ 49,600         ---          28,125          $4,106
      Financial Officer & Treasurer  1995      $116,000      $ 7,273        $19,118          ---           $3,438

    William L. Parnell, Jr. (6)      1997      $169,386       $1,597        $11,718        30,000          $4,750
      Vice President, Operations     1996      $ 71,502      $167,042      $102,754        35,000          $2,146

    Brad R. Reddersen (6)            1997      $170,836       $1,597        $7,270         30,000          $4,393
      Vice President, Chief          1996      $ 72,273      $165,441         ---          35,000          $1,809
      Technology Officer

    Cecil F. Bowes  (7)              1997      $185,261       $1,597        $6,636         50,000          $2,403
      Vice President, Sales  -
      The Americas, Asia Pacific

    L. Michael Hone (8)              1997      $115,388        ---          $9,763           ---          $407,422
      Former Chairman of the Board   1996      $338,154      $168,250       $89,726        44,680          $6,157
      and Chief Executive Officer    1995      $243,124      $ 86,426       $74,611          ---           $7,275


(1) Bonus amounts are payable pursuant to the Company's Management Incentive Plan and Employee Profit Sharing Plan. See "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION." In addition, a portion of Mr. Hone's bonus for each of 1996 and 1995 consisted of a Recognition Bonus. 1997 bonus amounts for Messrs. Parnell, Reddersen and Bowes were payable pursuant to Spectra's Phantom Stock Option Plan and 1996 bonus amounts to Messrs. Parnell and Reddersen were payable pursuant to Spectra's 1996 Management Incentive Plan and Phantom Stock Option Plan.

(2) Except as noted, none of the Named Executive Officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary and bonus for 1997, 1996 or 1995. The amounts in this column for 1997 include the following: Mr. Strandberg - $47,516 for relocation expenses and other amounts for automobile expenses and premiums on enhanced life and disability insurance policies; Mr. Woodard - $15,641 for automobile expenses and $11,069 for premiums on enhanced life and disability insurance policies and club membership dues.

         The amounts in this column for 1996 include the following: Mr. Hone - $31,287 for amounts paid on his behalf for premiums on enhanced life and disability insurance policies, $37,019 for amounts paid in lieu of vacation accrued, and other amounts for automobile expenses and reimbursement for personal financial planning services; Mr. Parnell - $86,007 for relocation expenses and the balance for amounts paid in lieu of vacation accrued.

         The amounts in this column for 1995 include the following: Mr. Hone - $23,594 for amounts paid on his behalf for premiums on enhanced life and disability insurance policies, $27,500 for amounts paid in lieu of vacation accrued, and other amounts for automobile expenses and reimbursement for personal financial planning services; Mr. Woodard - $10,296 for automobile expenses, and other amounts for personal financial planning services, premiums on enhanced life and disability insurance policies and payments in lieu of vacation accrued.

(3)       The amounts in this column for 1997 consist of the following:

         (a) The Company's matching contributions to its 401(k) Plans as follows: Mr. Strandberg - $0; Mr. Hone - $296; Mr. Woodard - $3,139; Mr. Parnell
- $4,750; Mr. Reddersen - $4,393; Mr. Bowes - $2,403.

         (b) The amount paid pursuant to a severance agreement: Mr. Hone - $407,126 (See: "EXECUTIVE OFFICER COMPENSATION - Employment Contracts and Severance and Change-in-Control Agreements").

         The amounts in this column for 1996 consist of the following:

         (a)      The Company's matching contributions  to its 401(k)  Plans  as
follows:  Mr.  Hone-$4,750;   Mr.  Woodard-$3,410;   Mr.   Parnell-$2,146;   Mr.
Reddersen-$1,809.

         (b) The actuarially determined value of the Company-paid premiums on "split-dollar" life insurance as follows: Mr. Hone-$1,407; Mr. Woodard-$696.

         The amounts in this column for 1995 consist of the following:

         (a) The Company's matching contributions to its 401(k) Plan as follows: Mr. Hone - $3,750; Mr. Woodard - $2,838.

         (b) The amount paid on behalf of the individual for premiums on "split-dollar" life insurance as follows: Mr. Hone - $3,525; Mr. Woodard - $600.

(4) Mr. Strandberg became the President and Chief Executive Officer on April 30, 1997. He joined the Company as Executive Vice President in November 1996.

(5) The amount set forth as salary for 1997 represents the cash payment to Mr. Strandberg for the period January 1, 1997 through May 31, 1997. Mr. Strandberg elected to receive the balance of his salary for 1997 in the form of stock options. See "EXECUTIVE OFFICER COMPENSATION - Employment Contracts and Severance and Change-in-Control Arrangements."

(6) Messrs. Parnell and Reddersen had been executive officers of Spectra prior to its acquisition by the Company on July 12, 1996. On that date Messrs. Parnell and Reddersen became employees of the Company retaining their same positions at Spectra, and thereafter became executive officers of the Company in September 1996 and December 1996, respectively. While the 1996 salary amounts for Messrs. Parnell and Reddersen reflect payments for the period July 12, 1996 through December 31, 1996, the bonus amounts for them for that year were based upon the full year financial performance of Spectra as though it had not been acquired in July 1996 and were paid in their entirety by the Company.

(7) Mr. Bowes became an executive officer of the Company on February 4, 1997.

(8) Mr. Hone resigned as Chairman of the Board, Chief Executive Officer and President on April 30, 1997.

Options and Stock Appreciation Rights

         The following tables summarize option grants and exercises during fiscal 1997 to or by the Named Executive Officers, and the value of the options held by such persons at the end of fiscal 1997. No stock appreciation rights ("SARs") have ever been granted by the Company.

                                               OPTION GRANTS IN 1997
                                                                                        Potential Realizable Value
                                                                                        at Assumed Annual Rates
                                                                                        of Stock Price Appreciation
                                             Individual Grants                                for Option Term(1)
                        ------------------------------------------------------------    ---------------------------
                         Number of         Percent of
                         Securities      Total Options
                         Underlying        Granted to     Exercise or
                           Options        Employees in      Base Price     Expiration
        Name             Granted (#)    Fixcal 1997 (2)   ($/Share)(3)       Date         5% ($)         10% ($)
        ----             -----------    ---------------   ------------       ----         ------         -------

Robert C. Strandberg     225,000 (4)         20.9%        $6.500            6/1/03       $497,390       $1,128,408
                         73,846 (5)           6.9%        $6.500            6/2/00        $75,660        $158,880

L. Michael Hone              --               0.0%            ---            ---            ---            ---

William J. Woodard       30,000 (6)           2.8%        $6.750            9/5/07       $127,351        $322,733

William L. Parnell, Jr.  30,000 (6)           2.8%        $6.750            9/5/07       $127,351        $322,733

Brad R. Reddersen        30,000 (6)           2.8%        $6.750            9/5/07       $127,351        $322,733

Cecil F. Bowes           50,000 (6)           4.7%        $6.750            9/5/07       $212,252        $537,888

(1) The potential realizable value portion of the table illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Shares over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options granted in 1997. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future performance and prospects.

(2) Percentages indicated are based on a total of 1,074,846 options granted to 73 employees during 1997.

(3) The exercise price per share is 100% of fair market value of the Company's Common Shares on the date of grant.

(4) Options were granted pursuant to the 1994 Stock Option Plan and are exercisable as follows: 25,000 on June 7, 1998, 50,000 on June 2, 1999, 75,000
on  June  2,  2000,   50,000  on  June  2,  2001  and  25,000  on  June  2,2002.
Notwithstanding that the installments of the options may earlier vest, the options for the first 75,000 shares may not be exercised unless the trading price of the Company's Common Shares equals or exceeds $10.50 per share for seven consecutive days. The options for the next 75,000 shares may not be exercised unless the trading price of the Company's Common Shares equals or exceeds $13.50 per share for seven consecutive days. The options for the last 75,000 shares may not be exercised unless the trading price of the Company's Common Shares equals or exceeds $16.50 per share for seven consecutive days. Nevertheless, even if the trading price does not reach the specified performance goals above, the options will be fully exercisable between March 1, 2003 and June 1, 2003.

(5) Options were granted pursuant to the 1994 Stock Option Plan and are exercisable in four equal installments on August 31, 1997, November 30, 1997, February 28, 1998 and May 31, 1998, respectively.

(6) Options were granted pursuant to the 1994 Stock Option Plan and are exercisable as follows: 33 1/3% when the trading price of the Company's Common Shares equals or exceeds $10.00 per share for seven consecutive days at any time subsequent to the Date of Grant, 33 1/3% when the trading price of the Company's Common Shares equals or exceeds $12.50 per share for seven consecutive days at any time subsequent to the Date of Grant, and 33 1/3% when the trading price of the Company's Common Shares equals or exceeds $15.00 per share for seven consecutive days at any time subsequent to the Date of Grant. Nevertheless, even if the trading price does not reach the specified performance goals above, the options will be fully exercisable between September 5, 2006 and September 5, 2007.


                       AGGREGATED OPTION EXERCISES IN 1997
                         AND 1997 YEAR-END OPTION VALUES

                                                             Number of Securities          Value of Unexercised
                                                        Underlying Unexercised Options    In-the-Money Options at
                                                             at December 31, 1997 (#)     December 31, 1997 ($)(2)
                                                          ---------------------------    ----------------------------
                       Shares Acquired       Value
Name                   on Exercise (#)   Realized($)(1)   Exercisable    Unexercisable  Exercisable     Unexercisable
----                   ---------------   -------------    -----------    -------------  -----------     -------------

Robert C. Strandberg         ---              ---           49,422         299,424       $322,697       $1,978,961

L. Michael Hone              ---              ---           957,226          ---        $4,513,326         ---

William J. Woodard           ----             ----          75,355         40,000        $246,518        $181,875

William L. Parnell,          ----             ----          18,750         46,250        $183,984        $230,078
Jr.

Brad R. Reddersen            ----             ----          18,750         46,250        $183,984        $230,078

Cecil F. Bowes               ---              ---           35,833         24,167        $230,362        $154,638


(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Shares from the option grant date to the option exercise date. Value is calculated based on the difference between the option price and closing market price of the Common Shares on the date of exercise multiplied by the number of shares to which the exercise relates. No cash is realized until the shares received upon exercise of an option are sold.

(2) The closing price for the Company's Common Shares as reported by The Nasdaq National Market on December 31, 1997 was $13.1875. Value is calculated on the basis of the difference between the option price and $13.1875 multiplied by the number of Common Shares underlying the option.

Employment Contracts and Severance and Change-in-Control Arrangements

         Robert C. Strandberg

         On June 2, 1997, the Company and Robert C. Strandberg entered into an Employment Agreement (the "Agreement") pursuant to which Mr. Strandberg was employed as President and Chief Executive Officer. The "Initial Term" under the Agreement will expire on June 1, 1998. However, unless written notice is given to the contrary by either the Company or Mr. Strandberg at least 75 days prior to the expiration date, the employment period will automatically be extended for an additional one-year term (each an "Additional Term"). It is anticipated that a new employment agreement will be entered into with Mr. Strandberg prior to the expiration of the Initial Term. Under the Agreement, Mr. Strandberg received a base salary at the annual rate of $240,000, which, at his option, could be taken in the form of stock options. Mr. Strandberg elected to receive all of his base salary in the form of stock options and, accordingly, on June 2, 1997 he received a stock option to purchase 73,846 shares at an exercise price of $6.50 per share (the fair market value of the Company's Common Shares on the date of grant). The option vests in four equal quarterly installments on August 31, 1997, November 30, 1997, February 28, 1998 and May 31, 1998 and expires on June 2, 2000. In addition, under the Agreement, if certain performance goals and targets determined by the Company's Board of Directors for the Company's Management Incentive Plan ("MIP") were met for 1997, Mr. Strandberg would be entitled to receive a performance bonus ranging from 40% to 170% of his base salary with no performance bonus if the performance goal was not achieved. Since the performance goals established for the MIP for 1997 were not achieved, Mr. Strandberg, like other executive officers, did not receive any MIP payments for 1997. Mr. Strandberg is eligible to participate in employee benefit plans generally made available by the Company to its executive officers.

         If Mr. Strandberg's services are terminated without cause (as defined below) or if Mr. Strandberg's employment is not renewed after the Initial Term, the Company will continue to pay him for a period of one year his base salary and all current health, dental, life and accidental death and dismemberment insurance benefits.

         The Agreement contains a covenant not-to-compete for a period of 24 months after the expiration of the Initial Term and the Additional Term, if any.

         In the event of the termination of Mr. Strandberg's services by the Company as a result of a Change-in-Control (as defined below) or upon the resignation of Mr. Strandberg for Good Reason (as defined below), the Company will pay Mr. Strandberg over a period of three years an amount equal to the product of the sum of (x) his base salary and (y) the highest annual bonus paid to him in the three full fiscal years preceding termination multiplied by 2.9 and all benefits will continue for a period of three years after such termination.

         If any of the payments to Mr. Strandberg are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

         L. Michael Hone

         On April 30, 1997, Mr. Hone resigned all his positions and offices including those of Chairman of the Board, Chief Executive Officer and as a member of the Board of Directors. Pursuant to an agreement (the "Severance Agreement") entered into with Mr. Hone on that date, Mr. Hone will receive severance pay in the aggregate amount of $1,251,250 plus a portion of his performance bonus, if earned, equal to one-third of such bonus, and up to two weeks accumulated pay. The severance payments will be paid bi-weekly over a three-year period. In years two and three of the Severance Agreement, 50% of any compensation paid to Mr. Hone by any source other than the Company will be offset against payments due from the Company under the Severance Agreement. In addition, the Severance Agreement provides that Mr. Hone will continue to remain liable for certain indebtedness to the Company, except that a portion of such indebtedness will be forgiven and extinguished over time ratably over a three-year period. (See "EXECUTIVE OFFICER COMPENSATION - Interest of Directors and Management in Certain Transactions".) The Severance Agreement provides that Mr. Hone's outstanding and vested options will be exercisable until their stated expiration dates. For a three-year period, Mr. Hone will be available to provide services to the Company as a consultant for no additional consideration. Certain obligations contained in Mr. Hone's prior employment agreement relating to inventions, confidentiality and non-competition remain in effect in accordance with their terms. In 1997, Mr. Hone was paid an aggregate of $407,126 pursuant to the Severance Agreement.

         Severance/Change-in-Control Agreements

         Severance/Change-in-Control Agreements have been entered into with all senior executive officers, including the vice presidents named in the Summary Compensation Table, in order to assure the Company of the continued services of those executives to the Company in an effective manner without distraction by reason of the possibility of a termination of employment by the Company or a change in control of the Company. In general, all provide that in the event of the termination of the executive's employment by the Company, for any reason other than Termination for Cause (as defined below), death, disability or a Change-in-Control (as defined below), the Company will continue to pay the executive for a period of one year following such termination an amount equal to the executive's salary at the annual rate then in effect. In addition, the Company will provide the executive with the executive's then current health, dental, life and accidental death and dismemberment insurance benefits for a period of one year following such termination. Each agreement also contains a covenant not-to-compete during the one-year period in which severance benefits are being paid. In the event of the termination of the executive's employment within the two-year period following a Change-in-Control (as defined below) of the Company, and such termination is (i) by the Company for any reason other than Termination for Cause (as defined below) or (ii) by the executive if the executive terminates such employment for Good Reason (as defined below), the Company will pay the executive either over a period of three years or in a lump sum payment an amount equal to the product of the sum of (x) the executive's salary at the annual rate then in effect and (y) the highest annual bonus paid to the executive under the Company's current Management Incentive Plan or any successor plan in the three full fiscal years preceding termination multiplied by 2.9. In addition, the executive will be immediately vested in any retirement, incentive or option plans then in effect and the Company will continue to provide the executive with his then current health, dental, life and accidental death and dismemberment insurance benefits for a period of three years.

         If any of the payments to the executive are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

         Certain Definitions. As used in the foregoing agreements and arrangements:

         (a) Change-in-Control generally means the acquisition of 30% of the Company's voting securities, or a change of 1/3 of the incumbent Board of
Directors without the prior approval of the members of the incumbent Board of Directors, or the merger or consolidation of the Company with another corporation where the shareholders of the Company would not, immediately after the merger or consolidation, own at least 50% of the voting securities of the corporation issuing the cash or securities in the merger or consolidation, or the sale of substantially all of the assets of the Company.

         (b) Termination for Cause generally means the termination of the employment of an officer because the officer has failed or refused to perform such services as may reasonably be delegated to him consistent with his position, or has been grossly negligent in connection with the performance of his duties, or has committed acts involving dishonesty, willful misconduct, breach of fiduciary duty, fraud, or any similar offense which materially affects his ability to perform his duties for the Company or may materially adversely affect the Company or has been convicted of a felony.

         (c) Good Reason generally means an officer's annual rate of salary is reduced from the annual rate then currently in effect or the officer's other employee benefits are in the aggregate materially reduced from those then currently in effect, (unless such reduction of employee benefits applies to employees of the Company), or the officer's place of employment is moved from its then current location, or the officer is assigned duties that are demeaning or are otherwise materially inconsistent with the duties then currently performed by the officer.

         (d) Termination without Cause generally means the termination of the employment of an officer for reasons other than death, disability, termination for cause or termination upon Change-in-Control.

Interest of Directors and Management in Certain Transactions

         Pursuant to the Company's 1987 Stock Option Plan, the Company has made loans to certain optionees in amounts sufficient to exercise stock options and to pay the federal and state income taxes incurred upon the exercise of said options. All loans are evidenced by promissory notes given by the optionee, bear interest at not less than the rate in effect for the Company's senior indebtedness to a financial institution, which is payable annually, extend for a period of not more than five years and are secured by a pledge of the shares purchased with the proceeds of the loan.

         The following is the amount of indebtedness owed to the Company by all directors and executive officers whose debt at anytime during 1997 was in excess of $60,000.

                               Largest Aggregate Amount
                                 of Indebtedness at       Amount Outstanding    Rate of
      Name of Individual         any time during 1997          on 3/1/98        Interest
      ------------------         --------------------          ---------        --------

Robert S. Ehrlich                     $221,273                 --- (1)          7.34%
  Chairman of the Board

L. Michael Hone                       $316,237 (2)             228,393          7.34%
  Former Chairman of the Board        $381,775 (3)              -- (3)          9.50%
  and Chief Executive Officer

(1)      Mr. Ehrlich repaid his indebtedness in full on December 31, 1997.

(2) Pursuant to the Company's Severance Agreement with Mr. Hone, this indebtedness will be forgiven and extinguished over time ratably over a three-year period beginning on the date of the termination of his employment and the Company will pay or reimburse to Mr. Hone the amount of taxes incurred by him in connection with such forgiveness.

(3) Pursuant to the Company's Severance Agreement with Mr. Hone, he remained liable for this indebtedness in accordance with the terms and provisions of these promissory notes. Mr. Hone repaid this indebtedness in full together with all accrued interest on February 20, 1998.

         In 1997, the Company paid approximately $468,700 to Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP for legal services rendered. Justin L. Vigdor, a director, is a member of that firm and Martin S. Weingarten, Secretary of the Company, is of counsel to that firm.

         Dr. Jay Eastman, a director of the Company, resigned as Senior Vice President, Strategic Planning of the Company in October 1997. Pursuant to a Severance and Consulting Agreement, Dr. Eastman will receive severance payments for a period of six months in the aggregate amount of $62,500. The Agreement also provides for the full vesting of all of Dr. Eastman's outstanding options and for the extension of the periods in which they may be exercised. For a period of eighteen months or for so long as he is a member of the Board of Directors, whichever is longer, Dr. Eastman will be available to provide services to the Company as a consultant at a specified hourly rate. The Agreement also contains a provision relating to confidentiality and a covenant not to compete. In 1997, Dr. Eastman received $29,789 pursuant to this Agreement.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.

                           CORPORATE PERFORMANCE GRAPH

         The following graph reflects a comparison of the cumulative total return of the Company's Common Shares from December 31, 1992 through December 31, 1997, with the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index. Comparisons of this sort are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Shares. The graph assumes that $100 was invested on December 31, 1992 in each of the Company's Common Shares, the Standard and Poor's 500 Index and the Standard and Poor's Technology Sector Index and that all dividends were reinvested.

               Comparison of Five Year Cumulative Total Returns*
                     Among PSC Inc., The S&P 500 Index and
                           The S&P Technology Sector

                        Dec.      Dec.      Dec.      Dec.      Dec.      Dec.
                        1992      1993      1994      1995      1996      1997
                        ----      ----      ----      ----      ----      ----
PSC Inc...............  $100      $ 48      $104      $ 74      $ 57      $106
S&P 500...............   100       110       112       153       189       252
S&P Technology Sector.   100       123       143       207       293       369


* $100 invested on 12/31/92 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Volta) approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

         The  Company's   policy  on  executive   compensation   is  to  provide
competitive compensation that will attract, motivate and retain executives with superior abilities.

         The Company's compensation program for executive officers consists of the following key elements: base salary, annual cash incentives and equity-based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity-based incentives are primarily designed to provide strong incentives for long-term future performance. The policies with respect to each of these elements, as well as the basis for determining the compensation of the President and Chief Executive Officer, Mr. Strandberg, are described below.

         In order to determine the competitiveness of its pay structure, the Company and the Committee periodically utilize the services of an independent compensation consultant (the "Consultant"). In October 1996, the Consultant presented a report (the "October Report") which analyzed compensation information for high technology companies with revenues of $200 million; in January 1997, the Consultant presented a report (the "January Report") recommending a plan design for a new management incentive program; and in May 1997, the Consultant presented a report (the "May Report") analyzing compensation data for the chief executive officers of peer companies.

         Base Salary: Base salaries for executive officers, other than Mr. Strandberg, are recommended by management and are based upon an evaluation of the responsibilities of the position and upon a comparison with other executive officer positions in comparable companies. Base salaries are designed to be competitive, generally at the median or 50th percentile, as compared to salary levels for equivalent executive positions in comparable companies. The Committee reviews the recommendations and makes salary adjustments based upon the individual's experience in the position and his or her performance level. The base salaries are normally reviewed annually.

         Annual Incentive: To reward performance, the Company provides eligible executives with additional current compensation in the form of bonuses.

         Based upon the January Report, the Committee adopted a new Management Incentive Plan (the "MIP") which is applicable to all of the Company's key executives and department managers. The MIP provides cash incentive awards based upon overall performance by the Company as measured by return on capital employed ("ROCE") and sales growth. ROCE is defined as operating income divided by net average capital as reported in the Company's financial statements. Sales growth is defined as the percentage increase of current fiscal year revenue over preceding fiscal year pro forma revenue. If the target is achieved, awards varying from 10% to 60% of base salary will be paid. Below a threshold level of performance, no awards will be granted. If the target is surpassed, awards increase, depending on the percentage of target achieved. The incentive percentage for an employee is based upon position in the Company and is based upon market comparisons. In 1997, no MIP payments were made to any executive.

         Equity-Based Incentives: Stock options are granted to aid in the retention of key employees and to align the interests of key employees with those of the shareholders. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining the individuals to whom grants should be made, the time of the grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Shares on the date of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Shares. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Shares occurs over a period of years.

         After reviewing various studies and reports by independent compensation consultants, the Committee in September 1997 adopted certain stock option guidelines. Each participant is assigned a stock option target based on his or her level and base salary. The stock option target is based on competitive market information regarding ongoing standard option grants by position level in high technology companies, as reported in an annual report on executive compensation prepared by an independent compensation source. Targeted option grants are designed to be competitive and will approximate the median or 50th percentile, as compared to option grants for equivalent positions at other global technology companies. The option target is expressed as a percentage of each individual's base salary and ranges from 40% of base salary for an individual contributor to 150% of base salary for senior vice presidents to 200% of base salary for the Chief Executive Officer. The stock option target is not a guarantee. The actual award may be smaller or larger depending on a number of factors including the available stock option pool, the type of option awarded (standard time vesting vs. performance-based), and the individual's performance as assessed by senior management and the Board.

         In September 1997, utilizing the foregoing guidelines, the Committee awarded the senior vice presidents performance-based options as set forth in the table of Option Grants in 1997 herein.

         CEO Compensation

         The compensation of the Chief Executive Officer reflects the same elements as the compensation of the other executive officers. As discussed above (see "EXECUTIVE OFFICER COMPENSATION - Employment Contracts and Severance and Change-in-Control Arrangements"), an employment agreement was entered into with Mr. Strandberg in June 1997. Mr. Strandberg's base salary of $240,000, which he elected to receive in the form of stock options, was slightly below the market median level of peer companies as identified in the May Report. Since the Company did not meet its performance goals in 1997, Mr. Strandberg did not receive a bonus under the MIP.

         As shown in the table of Option Grants in 1997 herein, Mr. Strandberg was granted a performance-based stock option on June 2, 1997 for 225,000 shares. This option grant was determined in the same manner as that for other key employees.

         Tax Considerations

         Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that may be deducted by a publicly-held corporation in any year with respect to each of its five most highly paid executive officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. At the 1994 and 1995 Annual Meetings, the Company obtained shareholder approval of the 1987 and 1994 Stock Option Plans, respectively, to qualify options under said Plans as "performance-based compensation" and to maximize the tax deductibility of such options. Accordingly, any gains realized upon the exercise of stock options granted under said Plans will qualify as performance-based compensation and will be fully deductible by the Company. The Committee believes that all of the Company's 1997 compensation expense will be deductible for federal income tax purposes.

         Although  the   Compensation   Committee   will  continue  to  consider
deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1,000,000 in fiscal 1998.

                             Compensation Committee

                            James C. O'Shea, Chairman
                            Thomas J. Morgan
                            Jack E. Rosenfeld
                            Romano Volta


Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee consist of Messrs. O'Shea (Chairman), Morgan, Rosenfeld and Dr. Volta. All four members are non-employee directors and none has any direct or indirect material interest in or relationship with the Company outside of his position as director.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Mr. Reddersen inadvertently filed a late Form 4 covering one transaction.

                                PROPOSAL TO AMEND
                      THE 1995 EMPLOYEE STOCK PURCHASE PLAN
                                 (Proxy Item 2)
General

         The Board of Directors has adopted, subject to shareholder approval, an amendment (the "Amendment") to the Company's 1995 Employee Stock Purchase Plan (the "ESPP") to increase from 250,000 to 600,000 the number of Common Shares available for issuance under the ESPP in order to enable the Company's employees to continue to benefit under the ESPP.

         During 1996 and 1997, 127,416 shares were purchased by employees of the Company under the ESPP, leaving 122,584 shares available for purchase. Assuming approval of the Amendment, a total of 472,584 Common Shares will remain available for future purchases. The ESPP terminates on December 31, 2000.

         The ESPP was approved by the shareholders on May 3, 1995 and is intended to strengthen the Company's ability to attract, retain and motivate employees by providing them with an opportunity to acquire an interest in the economic progress of the Company and to provide them with a further incentive to promote the Company's best interests.

Description of the ESPP, as amended

         The following is a brief summary of the material provisions of the ESPP, as amended. This summary is qualified in its entirety by reference to the complete text of the ESPP, as amended, a copy of which is appended hereto as Appendix A.

         The ESPP provides eligible employees with the opportunity to purchase Common Shares pursuant to a payroll deduction program. The ESPP provides for two offering periods (the "Offering Periods"), during which contributions may be made to purchase Common Shares. At the end of each Offering Period, shares are purchased automatically at 85% of the market price at the beginning of the Offering Period or 85% of the market price on the last day of the Offering Period, whichever price is lower. As of the Record Date, there were approximately 1,100 employees eligible to participate in the ESPP.

         An employee may have up to 10% of his or her base compensation (excluding bonuses or awards under the Company's management incentive program, but including commissions) withheld and applied to the purchase of Common Shares under the ESPP. However, during a calendar year, no employee is entitled to purchase Common Shares under the ESPP having a value of more than $25,000.

         Assuming approval of the Amendment, 472,584 Common Shares will be available for issuance under the ESPP. In the event of a stock split, stock dividend or other subdivision, combination or classification of the Common Shares, appropriate adjustments will be made with respect to the maximum number of shares subject to, and the purchase price of shares under, the ESPP.

         All employees of the Company or any subsidiary of the Company, including officers, may participate in the ESPP. However, any employee who owns, or holds options to acquire, or who, as a result of participation in the ESPP, would own or hold options to purchase five percent (5%) or more of the Company's securities is not eligible to participate in the ESPP. Under the ESPP, an employee may enroll in the ESPP at the beginning of any Offering Period.

         A participant may withdraw from the ESPP at any time. Termination of a participant's employment for any reason (but excluding death while employed) also terminates participation in the ESPP. In the event of termination, all payroll deductions previously credited to the participant's account are returned, without interest.

         The ESPP may be terminated or amended from time to time by the Board of Directors, provided that a participant's existing rights cannot be adversely affected thereby, nor may any amendment be made without the approval of shareholders of the Company if such amendment would increase the aggregate number of Common Shares to be issued under the ESPP, would amend the class of employees eligible to participate in the ESPP, or would cause the ESPP to fail to meet the requirements of an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.

Administration

         The ESPP is administered by the Compensation Committee of the Board of Directors of the Company, which has the power to make, amend and repeal rules, policies and procedures for the operation and administration of the ESPP, all of which are final and binding upon each participant having an interest therein.

Federal Income Tax Consequences

         The ESPP and the right of employees to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to an employee at the time shares are purchased under the ESPP. As summarized below, an employee may be taxed upon disposition or sale of the shares acquired under the ESPP.

         If the shares are sold at least two years after the date of granting of the option and more than one year after the transfer of the shares to the employee, then the lesser of (a) the excess of the fair market value of the shares at the time granted over the purchase price of the shares or (b) the excess of the fair market value of the shares at the time such shares are disposed of over the purchase price of the shares will be treated as ordinary income. Any further gain upon such sale will be treated as a capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the employee has a capital loss equal to the difference.

         If the shares are sold prior to the expiration of two years after the beginning of the applicable Offering Period and less than one year after the transfer of the shares to the employee, in this event (a "Disqualifying Disposition"), the excess of the fair market value of the shares at the date the shares are exercised over the purchase price will be treated as ordinary income to the employee. This excess will constitute ordinary income in the year of sale or other disposition. Any further gain upon such sale will be treated as a capital gain. If the shares are sold for less than their fair market value on the date of purchase, the same amount of ordinary income is attributed to the employee and a capital loss will be recognized equal to the difference between the sale price and the fair market value of the shares on such purchase date. To the extent the employee recognizes ordinary income by reason of a Disqualifying Disposition, the Company will be entitled to a corresponding tax deduction for compensation in the tax year in which the disposition occurs, provided the Company has satisfied its withholding obligations under the Internal Revenue Code.

         In the event an employee dies owning stock acquired under the ESPP, compensation must be reported in his or her final income tax return. The amount of compensation to be reported will be the lesser of (a) the excess of the fair market value of the shares at the time these shares were granted over the purchase price of the shares or (b) the excess of the fair market value of the shares at the time of the employee's death over the purchase price of the shares.

         The foregoing discussion is merely a summary of the more significant effects of the federal income tax on an employee and the Company with respect to shares purchased under the ESPP and does not purport to be a complete analysis of the tax laws dealing with this subject. Reference should be made to the applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder. In addition, this summary does not discuss the provisions of the income tax laws of any state or foreign country in which an employee may reside. Each employee should consult his or her own tax advisor concerning the federal (and any state and local) income tax consequences of participation in the ESPP.

Valuation

         For purposes of establishing the market price at the beginning or end of Offering Periods and for all other purposes under the ESPP, the market value of a Common Share will be the closing price of the Common Shares on The Nasdaq National Market on such date. The closing price of the Common Shares on the Record Date was $10.50 per share.

Vote Required

         Approval of the Amendment requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast.

         Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Amendment.

         The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the Amendment.

                PROPOSAL TO ADOPT THE DIRECTOR COMPENSATION PLAN
                                 (Proxy Item 3)

Introduction

         The Board of Directors adopted the PSC Inc. Compensation Plan for Non-Employee Directors (the "Plan") on February 4, 1998, subject to its approval by the Company's shareholders at the 1998 Annual Meeting. The Plan provides to members of the Board of Directors who are not employees of the Company or any of its subsidiaries ("Non-Employee Directors") the opportunity to receive payment for their meeting fees either in cash or in Common Shares of the Company. It also permits a director to elect to defer the payment of all or a portion of the compensation for his or her service as a director. The Plan is intended to provide outside directors with the opportunity to acquire a larger equity interest in the Company, to enhance the identity of interests between
Non-Employee Directors and the shareholders of the Company and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors. The Board believes it is in the Company's best interest to adopt the Plan.

Material Features of the Plan

         The material features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix B to this proxy statement.

         Participation. Only Non-Employee Directors are eligible to participate in the Plan. There are presently eight Non-Employee Directors of the Company eligible to participate in the Plan. No current executive officers or employees of the Company or its subsidiaries are eligible to participate in the Plan.

         Director Compensation. Under the Plan, Non-Employee Directors may elect to have their annual retainer, meeting fees and/or any other compensation paid to them for services as a director (collectively "Compensation") paid in cash or in Common Shares of the Company ("Stock"). Directors may also elect to defer receipt of such Compensation. If the amount to be deferred would have been payable in cash, the Company will credit a Deferral Account maintained for the Non-Employee Director with an amount that would otherwise have been payable to the Non-Employee Director in cash. If the amount to be deferred would have been payable in Stock, the Company will credit units ("Stock Units") to a Unit Account maintained for the Non-Employee Director. Directors will make separate elections with respect to the manner of the payment of the Compensation and the time of the payment of the Compensation. The number of shares of Stock issued or the number of Stock Units credited to a Non-Employee Director's account will equal the cash amount of the Compensation divided by the fair market value of one share of Stock on the date on which such cash amount would otherwise have been paid. Stock Units and amounts in a Deferral Account are fully vested at all times. Payment of Stock Units (in full shares of Stock) and the amounts in a Deferral Account must be deferred at least one year. The director chooses the date of the payment, which may be upon termination of service as a director.

         Shares Issuable under the Plan. The aggregate number of Common Shares that may be issued under the Plan is 50,000 shares. Such aggregate number may be adjusted upon certain changes in the Company's capitalization.
No fractional Common Shares may be issued under the Plan.

         Administration of the Plan. The plan is administered by the Compensation Committee of the Company's Board of Directors, which has full power and authority to supervise administration of the Plan and to interpret the provisions of the Plan and of any award, issuance or payment of Stock or Stock Units. The Committee may delegate any of its responsibilities to one or more agents. No participant may participate in the decision made with respect to any question relating to any Stock or Stock Unit issued under the Plan exclusively to that participant.

         Unfunded Plan. The Plan is unfunded. A participant's right to receive any payment of any Stock Unit or any amount in a Deferral Account is not greater than the rights of an unsecured general creditor of the Company.

         Non-Alienation. Stock Units and amounts in a Deferral Account are not assignable or transferable and are not subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the participant or his or her creditors.

         Termination or Amendment of the Plan. The Plan is to remain in effect until all Common Shares authorized for issuance under the Plan have been issued, provided that the Board of Directors may at any time terminate, suspend or amend the Plan. Upon termination of the Plan, Stock Units credited to a participant's account will be paid in whole shares of Stock.

Federal Income Tax Consequences

         Under current Federal tax laws and regulations, the award of a Stock Unit under the Plan or the crediting of an amount to a Deferral Account will not result in taxable income for the participant or in a deduction for the Company. Upon payment of Stock Units, the receipt of full Common Shares will generally result in taxable income for the participant and a deduction for the Company, in each case based on the fair market value of the Common Shares on the date of such payment.

Effective Date

         The Plan will be effective immediately on the date of its approval by the shareholders of the Company.

Vote Required

         Approval of the Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast.

         Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the Plan.

         The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the Plan.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur  Andersen  LLP  have  been  the  Company's   independent  public
accountants since June 1985, and have been retained by the Board of Directors for the current year.

         It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters properly come before the meeting, the persons named as Proxies in the enclosed Proxy will vote according to their best judgment. Shareholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person, if you wish. Otherwise, your Proxy will be voted for you.


THE COMPANY WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A SHAREHOLDER AND THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING.

                              By Order of the Board of Directors


                              MARTIN S. WEINGARTEN
                              Secretary


Dated:  March 27, 1998
        Rochester, New York

                                   APPENDIX A

                                    PSC Inc.
                        1995 Employee Stock Purchase Plan
               (includes all amendments through February 11, 1998)


Section 1.        Purpose.

         The PSC Inc. 1995 Employee Stock Purchase Plan (the "Plan") is designed to provide an opportunity for the employees of PSC Inc. and its subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") to purchase Common Shares (the "Stock") of the Company through voluntary systematic payroll deductions. It is the purpose and policy of the Plan to provide employees with an opportunity to acquire a proprietary interest in the economic progress of the Company and a further incentive to promote its best interests. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Section 2.        Definitions.

         (a) "Compensation" means the base salary or wage paid to an Employee, including commissions and overtime payments. "Compensation" shall not include bonuses, profit sharing contributions, Company contributions to Social Security, contributions to the Company's 401-k Profit Sharing Plan or any other retirement plan or program, or the value of any other fringe benefits provided at the expense of the Company.

         (b) "Employee" means any person, including an officer, who is employed by (i) the Company or (ii) any subsidiary company, 50% or more of whose voting shares are owned directly or indirectly by the Company. A director of the Company who is not also a full time officer is not deemed to be an employee.

         (c) "Fair Market Value". For purposes of this Plan, the "fair market value" of the Stock on a given date shall be the closing price of the Stock on the Nasdaq National Market on such date, provided at least one sale of said Stock took place on such exchange on such date, and, if not, then on the basis of the closing price on the last preceding date on which at least one sale on such exchange did occur. If the Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Stock are to be determined, then reference shall be made to the fair market value of the Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

Section 3.        Eligibility.

         (a) Initial Eligibility. Any person who shall be employed by the Company shall be immediately eligible to participate in the Plan and shall be eligible to participate in Offerings which commence on or after the first day of employment.

         (b) Restrictions on Participation. Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to purchase Stock in the Plan:

                  (i) if, immediately after the grant, such Employee would own shares, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

                  (ii) if it would permit such Employee's rights to purchase shares under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Stock (determined at the time such rights are granted) for each calendar year in which rights to purchase such Stock are outstanding.

Section 4.        Offerings under the Plan.

         The Plan will be implemented by ten semi-annual offerings of the Company's Stock (the "Offerings") beginning on January 1 and July 1 in each of the years 1996, 1997, 1998, 1999 and 2000 and terminating on June 30 and December 31 in each of such years, respectively. As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31, as the case may be, on which the particular Offering terminates.

         Participation in any Offering under the Plan shall neither limit, nor require, participation in any other Offering except that no Employee may have more than one authorization for payroll deduction in effect simultaneously. Except as provided in Section 3 of the Plan, all Employees participating in an Offering shall have the same rights and privileges to purchase Stock in the Plan.

Section 5.        Participation and Payroll Deductions.

         (a) Payment for Stock. Shares of Stock purchased under the Plan will be paid for by payroll deductions during the period beginning on the Offering Commencement Date and ending on the Offering Termination Date ("Purchase Period").

         (b)      Participation.

                  (i) An eligible Employee becomes a participant ("Participant") in the Plan by completing an authorization for a payroll deduction on the form provided by the Company ("Employee Authorization Card") and filing it with the Human Resources Department of the Company during the enrollment period ("Enrollment Period") prior to an Offering. Upon becoming a Participant, said Employee shall be bound by the terms of this Plan, including any amendments hereto.

                  (ii) The Enrollment Period for each of the Offerings is the thirty days prior to each Offering Commencement Date.

                  (iii) An Employee Authorization Card shall become effective on the Commencement Date of the first applicable Offering and shall remain in effect for all subsequent Offerings so long as the Employee remains eligible under the Plan and has not withdrawn from the Plan as set forth in Section 10.

         (c)      Payroll Deductions.

                  (i) At the time an Employee files an Employee Authorization Card, the Employee shall elect to have deductions made from his pay on each payday during the time the Employee is a Participant in an Offering at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the Compensation which the Employee is entitled to receive on such payday ("Payroll Deduction Rate").

                  (ii) Payroll deductions for a Participant shall begin as of the first pay period after an Employee Authorization Card has become effective.

                  (iii) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. Amounts credited to such accounts may be used by the Company for any corporate purpose.
A Participant may not make any separate cash payment into such account.


         (d) Change in Payroll Deduction Rate; Discontinuance of Payroll Deductions.

                  (i) A Participant's Payroll Deduction Rate, once established, shall remain in effect for each Offering. A Participant may change the Payroll Deduction Rate, at any time during the Enrollment Period prior to the beginning of the next Offering, effective for the next Offering following the receipt of written notice by the Company on such forms as provided by the Company.

                  (ii) At any time during an Offering, a Participant may notify the Company that the Participant wishes to discontinue the Participant's payroll deductions. This notice shall be in writing and on such forms as provided by the Company and shall become effective as of a date not more than thirty (30) days following its receipt by the Company.

         (e)      No Interest.

                  No interest shall accrue on any amounts withheld under this Plan.

Section 6.        Granting of Option.

         (a) Number of Option Shares. On the Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Stock of the Company equal to an amount determined as follows: an amount equal to (i) that percentage of the Employee's Compensation which the Employee has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the Employee's Compensation during the period of the Offering (iii) divided by 85% of the Fair Market Value of the Stock of the Company on the applicable Offering Commencement Date. The Fair Market Value of the Company's Stock shall be determined as provided in
Section 2(c) above.

         (b) Option Price. The option price of Stock purchased with payroll deductions made during such Offering for a Participant therein shall be the lower of:

                  (i) 85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

                  (ii) 85% of the Fair Market Value of the Stock on the Offering Termination Date.

Section 7.  Exercise of Option.

         (a) Automatic Exercise. Unless a Participant gives written notice to the Company as hereinafter provided, the Participant's option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the Participant's account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6(a), and any excess in the Participant's account at that time will be returned to the Participant.

         (b) Withdrawal of Account. By written notice to the Company, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the accumulated payroll deductions in the Participant's account at such time.

         (c) Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Employee promptly following the termination of an Offering, without interest.

         (d) Transferability of Option. During a Participant's lifetime, options held by such Participant shall be exercisable only by that Participant.

         (e) Delivery of Stock. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each Participant, as appropriate, the Stock purchased upon exercise of the Participant's option.

Section 8.        Withdrawal.

         (a) In General. As indicated in Section 7(b), a Participant may withdraw payroll deductions credited to the Participant's account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to the Participant promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made from the Participant's pay during such Offering.

         (b) Effect on Subsequent Participation. A Participant's withdrawal from any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

         (c) Termination of Employment. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of the Participant's death subsequent to the termination of the Participant's employment, to the person or persons entitled thereunder under Section 11(a).

         (d) Termination of Employment Due to Death. Upon termination of the Participant's employment because of the Participant's death, the Participant's beneficiary (as defined in Section 11) shall have the right to elect, by written notice given to the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

                  (i) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

                  (ii) to exercise the Participant's option for the purchase of Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

         In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Participant's option.

Section 9.  Stock.

         (a) Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11(d) shall be 600,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Section 6 exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

         (b) Participant's Interest in Option Stock. The Participant will have no interest in Stock covered by the Participant's option until such option has been exercised.

         (c) Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

         (d) Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

                  (i) A Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

                  (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the shares for investment and not for resale or distribution.

Section 10.       Administration.

         (a) Committee. The Compensation Committee (the "Committee") of the Board of Directors shall administer the Plan. The Committee shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase Stock under the Plan.

         (b) Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

         (c) Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         (d) Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, under the Company's Certificate of Incorporation, By-laws, or pursuant to law or contract, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with any action or appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any stock option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, proceeding that such Committee member is liable for misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

Section 11.       Miscellaneous.

         (a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any shares and cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to the Participant of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the company) the Company, in its discretion, may deliver such shares and cash to the spouse or to any one or more dependents or relatives of the Participant or if no spouse, dependent, or relative is known to the Company then to such other person as the Company may designate. No designated beneficiary shall prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

         (b) Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7(b).

         (c) Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

         (d)      Adjustment Upon Changes in Capitalization.

                  (i) If, while any options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Section 4 hereof shall also be proportionately adjusted.

                  (ii) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 11(d) shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

         (e) Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company (i) increase the maximum number of shares which may be issued under the Plan, (ii) amend the requirements as to the class of employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

         (f) No Rights as a Shareholder. No right as a shareholder shall exist with respect to any shares of Stock covered by stock options until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

         (g) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

         (h) Effective Date. The Plan shall become effective as of January 1, 1996, subject to approval by a majority of the shareholders of the Company within twelve (12) months after its adoption by the Board of Directors. If the Plan is not approved, the Plan shall not become effective.

         (i) Termination Date. This Plan shall terminate, and no further shares of Stock shall be sold or issued hereunder, on December 31, 2000, or such earlier date as may be determined by the Board of Directors or Committee. The termination of this Plan, however, shall not affect any restrictions previously imposed on the shares issued pursuant to this Plan or rights of the Company granted pursuant to this Plan.

         (j) Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

         (k) Governing Law. The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


Date Plan adopted by Board of Directors:  November 8, 1994
Date Plan approved by Shareholders:  May 3, 1995
Date Plan amendment approved by Board of Directors: February 11, 1998 Date Plan amendment approved by Shareholders:

                                   APPENDIX B

                                    PSC Inc.

                           Director Compensation Plan


Article I         Purpose of the Plan

1.1 Purpose of Plan. PSC Inc. (the "Company") adopts the PSC Inc. Compensation Plan for Non-Employee Directors (the "Plan") to provide for payment either in cash or in shares of the Company's Common Stock, $.01 par value ("Stock"), of the compensation paid for the services of members of the Board of Directors of the Company who are not employees of the Company or any of its affiliates or subsidiaries ("Non-Employee Directors"). The Plan also allows the Non-Employee Directors to defer all or a portion of the compensation for their services as directors. The Plan is intended to provide Non-Employee Directors with a larger equity interest in the Company, to enhance the identity of interests between Non-Employee Directors and the shareholders of the Company, and to assist the Company in attracting and retaining well-qualified individuals to serve as Non-Employee Directors.

Article II        Eligibility and Participation

2.1 Eligibility and Participation. Only Non-Employee Directors shall be eligible to participate in the Plan. An eligible Plan participant may be referred to herein as "Participant".

Article III       Director Compensation Elections

3.1 Compensation Payable in Cash or Stock. Each Non-Employee Director may elect to have (a) his or her director retainer fee that is paid in quarterly installments, or in any other manner (determined without regard to the Plan) (the "Retainer"), (b) his or her fees for attendance at meetings of the Company's Board of Directors and/or committees thereof (determined without regard to the Plan) ("Meeting Fees"), and (c) any other compensation paid to him or her for services as a director (determined without regard to the Plan) ("Other Compensation") payable in cash or in Stock.

3.2 Deferral of Compensation. Each Non-Employee Director may elect to defer receipt of all or a specified portion of the Retainer, the Meeting Fees or the Other Compensation otherwise payable to him or her. If the amount to be deferred would have been payable in cash pursuant to Section 3.1, the Company will credit a Deferral Account maintained for the Non-Employee Director as provided in this Plan with an amount that would otherwise have been payable to the Non-Employee Director in cash. If the amount to be deferred would have been payable in Stock pursuant to Section 3.1, the Company will credit units ("Stock Units") to a Unit Account maintained for the Non-Employee Director as provided in this Plan.

For purposes of the Plan, Deferral Account means an account maintained in a ledger for a Non-Employee Director to which cash equivalent amounts allocable to the Non-Employee Director under this Plan are credited and a Unit Account means the account maintained in a ledger for a Non-Employee Director to which Stock Units allocable to the Non-Employee Director under this Plan are credited. A Stock Unit means a credit in a Non-Employee Director Unit Account representing one share of Stock.

3.3 Elections. An election under Sections 3.1 and 3.2 must be made in writing and delivered to the Company prior to the start of the calendar year in which the Retainer, the Meeting Fees or the Other Compensation would otherwise be paid (but for the deferral election) and such election will be irrevocable for the affected calendar year (the "Affected Year"). To participate in the Plan during the calendar year in which the Plan becomes effective, the Non-Employee Director must make an election under Sections 3.1 and 3.2 for services to be performed subsequent to the election within thirty (30) days after the Effective Date (as defined in Section 9.1) and such election will be irrevocable for the remainder of the Affected Year. To participate in the Plan during the first calendar year in which a Non-Employee Director becomes eligible to participate in the Plan, the new Non-Employee Director must make an election under Sections 3.1 and 3.2 for services to be performed subsequent to the election within 30 days after the date he or she becomes eligible and such election will be irrevocable for the remainder of the Affected Year. Each election shall remain in effect until revoked in writing, and any such revocation shall become effective no earlier than the first day of the first calendar year commencing after such revocation is received by the Company. If a Non-Employee Director does not file an election form by the specified date, he or she will be deemed to have elected to receive all of the Retainer, the Meeting Fees and the Other Compensation in cash.

3.4 Payment in Stock. If a Non-Employee Director elects to receive Stock in payment of all or part of his or her Retainer, Meeting Fees and Other
Compensation, the number of shares of Stock to be issued on the date that payment would otherwise have been made in cash shall equal the cash amount that would have been paid divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid.

For purposes of the Plan, the Fair Market Value of Stock on any business day means (a) if the primary market for the Stock is a national securities exchange, the Nasdaq National Market, or other market quotation system in which last sale transactions are reported on a contemporaneous basis, the last reported sale price of the Stock on such exchange or in such quotation system for that day or, if there shall not have been a sale on such exchange or reported through such system on such trading day, the closing or last bid quotation therefor on such exchange or quotation system on such trading day; (b) if the primary market for the Stock is not such an exchange or quotation market in which transactions are contemporaneously reported, the closing or last bid quotation in the over-the-counter market on such trading day as reported by the National Association of Securities Dealers through NASDAQ, its automated system for reporting quotations, or its successor, or such other generally accepted source of publicly reported bid quotations as the Company may reasonably designate. To the extent that the application of any formula described in this Section 3.4 does not result in a whole number of shares of Stock, the result shall be rounded upwards to the next whole number such that no fractional shares of Stock shall be issued under the Plan.

3.5 Crediting Cash to a Deferral Account. If a Non-Employee Director defers receipt of any portion of the Retainer, the Meeting Fees or the Other Compensation by having an amount credited to a Deferral Account, then on each date that payment would have been made in cash, the Company will credit to the Non-Employee Director's Deferral Account an amount equal to the dollar amount of the Retainer, the Meeting Fees or the Other Compensation deferred. On the last day of each calendar year the Company will also credit the Deferral Account with interest, calculated at the Interest Rate, on the aggregate amount credited to the Deferral Account.

For purposes of the Plan "Interest Rate" means the annual rate at which interest is deemed to accrue on the amounts credited in a Deferral Account for a Non-Employee Director. The annual rate shall be the average interest rate paid by the Company during the year to its senior lender.

3.6 Deferral Account Fully Vested. All sums credited to a Deferral Account shall at all times be fully vested.

3.7 Crediting Stock Units to Unit Accounts. If a Non-Employee Director defers receipt of any portion of the Retainer, the Meeting Fees or the Other Compensation by having Stock Units credited to a Unit Account, then on each date that payment would have been made in cash, the Company will credit to the Non-Employee Director's Unit Account a certain number of Stock Units. The number of Stock Units credited to a Unit Account with respect to any Non-Employee Director shall equal the amount deferred divided by the Fair Market Value of one share of Stock on the date on which such cash amount would have been paid but for the deferral election pursuant to Section 3.3.

3.8 Fully Vested Stock Units. All Stock Units credited to a Participant's Unit Account pursuant to this Article III shall be at all times fully vested and nonforfeitable.

3.9 Distribution of the Amounts in a Deferral Account. After the Distribution Date, as hereinafter defined, for a Non-Employee Director, the Company will pay the Non-Employee Director cash equal to the amount with which the Non-Employee Director's Deferral Account is credited. The Non-Employee Director may elect to receive all of the cash at one time or in any number of installments up to 10 annual installments as described below. If the Non-Employee Director has elected to receive all of the cash at one time, the Company will pay the cash to the Non-Employee Director as soon as practicable after the Distribution Date.

If the Non-Employee Director has elected to be paid the cash in installments, a pro rata portion of the amount credited to the Deferral Account on the Distribution Date will be paid in each installment, along with the additional amount credited to the Deferral Account as interest since the last installment was paid. The Company will pay to the Non-Employee Director the cash to be paid in the first installment as soon as practicable after the Distribution Date. The remaining installments of cash shall be paid on or about each anniversary of the Director's Distribution Date.

For purposes of this Plan, the "Distribution Date" means any date subsequent to the Affected Year specified by a Non-Employee Director on an election form filed pursuant to Section 3.3 and, in any case, the date on which a Non-Employee Director (i) ceases to be a director of the Company or (ii) becomes employed by the Company or an affiliate, or (iii) dies.

3.10 Distribution of the Amounts in a Unit Account. After the Distribution Date for a Non-Employee Director, the Company will issue to the Non-Employee Director a certificate for that number of shares equal to the number of Units with which the Non-Employee Director's Unit Account is credited. The Non-Employee Director may elect to receive all of the shares of Stock at one time or in up to 10 annual installments as described below. If the Non-Employee Director has elected to receive all of the shares of Stock at one time, the Company will issue the shares of Stock as soon as practicable after the Distribution Date.

If the Non-Employee Director has elected to receive the shares of Stock in installments, a pro rata number of shares of Stock will be issued for each installment plus additional shares of Stock equal to the Units credited to the Unit Account respecting dividends paid on the Stock since the last installment was made. The Company will issue the first installment of shares of Stock as soon as practicable after the Non-Employee Director's Distribution Date. The remaining installments of shares of Stock will be issued on or about each anniversary of the Non-Employee Director's Distribution Date.

3.11 Conversion of Accounts. At any time prior to the Distribution Date, a Non-Employee Director who has a Deferral Account may convert all or any portion of the Deferral Account into Units credited to a Unit Account. The number of Units to be credited to the Non-Employee Director's Unit Account upon the conversion shall equal (1) the amount credited to the Non-Employee Director's Deferral Account so converted divided by (2) the Fair Market Value on the date of the Non-Employee Director's election to convert.

At any time prior to the Distribution Date, a Non-Employee Director who has a Unit Account may convert all or any portion of the Unit Account into a Deferral Account. The cash amount to be credited to the Non-Employee Director's Deferral Account upon the conversion shall equal (1) the number of Units credited to his or her Unit Account so converted multiplied by (2) the Fair Market Value on the date of the Non-Employee Director's election to convert. Any election to convert must be made on a form prescribed by the Company and filed with its Secretary. The conversion of a Unit Account or a Deferral Account shall be deemed to occur on the date of the Director's election.

Article IV - Stock

4.1 Authorized Stock. The aggregate number of shares of Stock that may be issued under the Plan shall not exceed 50,000 shares, unless such number of shares is adjusted as provided in Article V of the Plan. Such shares of Stock may be authorized but unissued shares, treasury shares or shares acquired in the open market for the account of the Participant.

4.2 Fractional Shares. No fractional shares of Stock shall be issued under the Plan under any circumstances.

Article V - Adjustment upon Changes in Capitalization

5.1 Adjustment upon Changes in Capitalization. In the event of a stock dividend, stock split or combination, reclassification, recapitalization or other capital adjustment of shares of Stock, the number of shares of Stock that may be issued pursuant to Stock Units and the number of Stock Units credited to Unit Accounts shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be final, binding on the Company and the Participants and conclusive.

5.2 No Effect on Rights of Company. The grant of Stock Units pursuant to the Plan shall not affect in any way the right or power of the Company to issue additional Stock or other securities, make adjustments, reclassifications, reorganizations or other changes in its corporate, capital or business structure, to participate in a merger, consolidation or share exchange or to transfer its assets or dissolve or liquidate.

Article VI - Termination or Amendment of the Plan

6.1 In General. The Board of Directors of the Company may at any time terminate, suspend or amend the Plan. An amendment or the termination of this Plan shall not adversely affect the right of a Non-Employee Director or Beneficiary to receive shares of Stock issuable or cash payable at the effective date of the amendment or termination or any rights that a Non-Employee Director, former Non-Employee Director, or a Beneficiary has in any Deferral Account or Unit Account at the effective date of the amendment or termination. If the Plan is terminated, however, the Company may, at its option, accelerate the payment of all deferred and other benefits payable under this Plan.

Article VI - Government Regulations

6.1      Government Regulations.

         (a) The obligations of the Company to issue any Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board of Directors of the Company.

         (b) The Board of Directors of the Company may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any governmental authority.

Article VII - Administration

7.1 In General. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and to interpret the provisions of the Plan and of any award, issuance or payment of Stock or Stock Units hereunder. Any decision by the Committee shall be final and binding on all parties. No member of the Committee shall be liable for any determination made, or any decision or action taken with respect to the Plan or any award, issuance or payment of Stock or Stock Units under the Plan. The Committee may delegate any of its responsibilities to one or more agents, including employees of the Company or one or more of its affiliates and subsidiaries, and may retain advisors to provide advice to the Committee. No Participant shall participate in the making of any decision with respect to any question relating to any Stock or Stock Unit issued under the Plan exclusively to that Participant.

7.2 Rules and Interpretation. The Committee shall be vested with full authority to make such rules and regulations as it deems necessary to administer the Plan and to interpret and administer the provisions of the Plan in a uniform manner. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on all parties.

7.3 Expenses. The cost of issuing and paying Stock and Stock Units pursuant to the Plan and the expenses of administering the Plan shall be borne by the Company.

Article VIII - Miscellaneous

8.1 Unfunded Plan. The Plan shall be unfunded with respect to the Company's obligation to pay any amounts in the Deferral Accounts and any Stock Units in the Unit Accounts and a Participant's rights to receive any payment of any amounts in the Deferral Accounts and any Stock Units in the Unit Accounts shall not be greater than the rights of an unsecured general creditor of the Company.

8.2 Assignment; Non-Alienation. The rights, benefits or interests a Non-Employee Director may have under this Plan, any Deferral Account or any Unit Account are not assignable or transferable and shall not be subject in any manner to alienation, sale or any encumbrances, liens, levies, attachments, pledges or charges of the Participant or his or her creditors. Any action attempting to effect any transaction of that type shall be void and of no force and effect.

8.3 Death Benefit; Designation of Beneficiaries. Upon the death of a Participant, the Stock Units remaining in his or her Unit Account as of the date of death and the amounts of cash remaining in his or her Deferral Account as of the date of death shall be paid to the beneficiary or beneficiaries of the Participant, or to his or her estate, as described in this Section 8.3, in shares of Stock and in cash, as the case may be, in a single distribution. A Participant may designate a beneficiary or beneficiaries to receive any payments under the Plan upon his or her death. A beneficiary designation shall be in writing on a form acceptable to the Company and shall be effective only upon delivery to the Company. A beneficiary designation may be revoked by a Participant at any time by delivering to the Company either written notice of revocation or a new written beneficiary designation. The written beneficiary designation last delivered to the Company prior to the death of the Participant shall control. If no beneficiary has been designated, amounts due hereunder shall be paid to the Participant's estate.

8.4 No Guarantee of Directorship. Neither the adoption and maintenance of the Plan nor any election made hereunder by a Participant shall be deemed to be a contract between the Company and the Participant to retain his or her position as a director of the Company.

8.5 Applicable Law. The validity, interpretation and administration of the Plan and any rules, regulations, determinations or decisions hereunder, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with the laws of the State of New York (without regard to the choice of laws provisions thereof), except to the extent such laws are preempted by the laws of the United States of America.

8.6 Notices. All notices, elections or other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand-delivered or mailed by certified mail, addressed (if from the Company to the Participant) to any Participant at the address contained in the records of the Company for such Participant, or addressed (if from the Participant to the Company) to the Secretary of the Company at its principal office.

8.7 Headings. The headings in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

Article IX - Effective Date of the Plan

9.1 Effective Date. The Plan shall be effective immediately upon the date of its approval by the shareholders of the Company (the "Effective Date").